Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the use in this Registration Statement (No. 333-            ) on Form S-1 of WCI Communities, Inc. and subsidiaries of our report dated April 18, 2013, relating to our audit of the consolidated financial statements for the year ended December 31, 2011, appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

/s/ McGladrey LLP

West Palm Beach, FL
May 24, 2013